SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               CENDANT CORPORATION

             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)


                                   06-0918165
                      (I.R.S. Employer Identification No.)

                  9 West 57th Street, New York, New York 10019
               (Address of Principal Executive Offices) (Zip Code)



                               CENDANT CORPORATION
             1999 Non-Employee Directors Deferred Compensation Plan


                             JAMES E. BUCKMAN, ESQ.
                        Vice Chairman and General Counsel
                               Cendant Corporation
                               9 West 57th Street
                            New York, New York 10019

                     (Name and Address of Agent For Service)
                               Tel: (212) 413-1800
                               Fax: (212) 413-1922

          (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                                ERIC J. BOCK, ESQ
                              Vice President, Legal
                               Cendant Corporation
                               9 West 57th Street
                            New York, New York 10019
                     Tel: (212) 413-1800 Fax: (212) 413-1922

                         CALCULATION OF REGISTRATION FEE


======================== ====================== ====================== ====================== ======================
                                                                             Proposed
       Title Of                                   Proposed Maximum       Maximum Aggregate          Amount Of
   Securities To Be          Amount To Be        Offering Price Per       Offering Price1       Registration Fee1
      Registered1             Registered               Share1
======================== ====================== ====================== ====================== ======================
Common Stock, $.01 par
value                           80,000                $18.0625              $1,445,000                $402
======================== ====================== ====================== ====================== ======================


1 Pursuant to Rules 457 (c) and (b) under the Securities Act, the proposed maximum offering price and the registration fee are based on the average of the high and low prices per share of the Company's Common Stock reported on the New York Stock Exchange Composite Tape on May 13, 1999.

                                Explanatory Note

This Registration Statement on Form S-8 relates to up to 80,000 shares of common stock, par value $.01 per share, of Cendant Corporation ("Company Common Stock") issuable pursuant to the Cendant Corporation 1999 Non-Employee Directors Deferred Compensation Plan (the "1999 Plan").

                                     PART I
                  INFORMATION REQUIRED IN THE 10 (a) PROSPECTUS

         The documents containing the information specified in this Part I will be sent or given to all participants in the 1999 Plan as specified by Rule 428(b) (1) under the Securities Act. Such documents are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute the prospectuses (the "Prospectuses") that meet the requirements of Section 10(a) of the Securities Act relating to the Plans.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The SEC allows us to "incorporate by reference" the information we file with them, which means:

o incorporated documents are considered part of this Registration Statement and the Prospectuses,

o we can disclose important information to you by referring you to those documents,

o information that we file with the SEC will automatically update this Registration Statement and update and supersede the Prospectuses, and

o any statement contained in a document incorporated or deemed to be incorporated by reference in the Prospectuses shall be deemed to be modified or superseded for the purposes of this Registration Statement and the Prospectuses to the extent that a statement contained in the Registration Statement or the Prospectuses or in any subsequently filed document that also is or is deemed to be incorporated by reference in the Registration Statement or the Prospectuses modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectuses.

         We incorporate by reference the documents listed below that we filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

o  our Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998,

o our Quarterly report on Form 10-Q for the quarterly period ended March 31, 1999,

o our Current Reports on Form 8-K dated January 8, 1999, February 3, 1999, February 4, 1999, February 11, 1999, February 16, 1999 and March 19, 1999, and April 22, 1999,

o the description of our common stock contained in the Registration Statements on Form 8-A dated July 27, 1984 and August 15, 1989.

         We also incorporate by reference each of the following documents that we will file with the SEC after the date of this Registration Statement:

o  Reports filed under Sections 13(a) and (c) of the Exchange Act.

o Proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting, and

o  Any reports filed under Section 15(d) of the Exchange Act.

         You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

                  Investor Relations
                  Cendant Corporation
                  9 West 57th Street
                  New York, New York  10019
                  Telephone: (212) 413-1833

Item 4.  Description of Securities.

                  Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     Eric J. Bock, Esq. has rendered an opinion on the validity of the securities being registered under the 1999 Plan pursuant to this Registration Statement. Mr. Bock is a Vice President of the Registrant. A copy of this opinion is attached as Exhibit 5.1 to this Registration Statement. Mr. Bock holds shares of Company Common Stock and options to acquire shares of Company Common Stock.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware (the "GCL") empowers a Delaware corporation to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorney's fees) which he or she actually and reasonably incurred in connection therewith.

     The Company's By-Laws contain provisions that provide for indemnification of officers and directors to the full extent permitted by, and in the manner permissible under, the GCL.

     As permitted by Section 102 (b) (7) of the GCL, the Company's Restated Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

     The Company has also agreed to indemnify certain predecessor auditors for the payment of certain costs and expenses incurred as a result of the consent of such auditor to the inclusion of its audit reports on the Company's past financial statements in this Registration Statement.

Item 7.  Exemption From Registration Claimed.

                  Not Applicable.

Item 8.  Exhibits.

                  The exhibit index appears on page 10 herein.

Item 9.  Required Undertakings.

                  The undersigned Company hereby undertakes:

                  (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)  To include any prospectus required by Section 10
          (a)(3) of the Securities Act of 1933, as amended (the "Securities
          Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)  To  include  any  material   information  with
         respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 13 day of May 1999.


                                            CENDANT CORPORATION
                                            (Registrant)


                                            By:  /s/ James E. Buckman
                                                  James E. Buckman
                                                  Vice Chairman
                                                  and General Counsel


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James E. Buckman, Jeanne
M. Murphy and Eric J. Bock, and each and either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed as of May 13, 1999 by the following persons in the capacities indicated.

                 Name                                         Title
                 ----                                         -----

         /s/ Henry R. Silverman                   Chairman of the Board,
         Henry R. Silverman                       President, Chief Executive
                                                  Officer and Director
                                                  (Principal Executive Officer)

         /s/ James E. Buckman                     Vice Chairman,
         James E. Buckman                         General Counsel and Director



         /s/ Stephen P. Holmes                    Vice Chairman and Director
         Stephen P. Holmes



         /s/ Robert D. Kunisch                    Vice Chairman and Director
         Robert D. Kunisch


         /s/ Michael P. Monaco                    Vice Chairman and Director
         Michael P. Monaco


         /s/ David M. Johnson                    Senior Executive Vice President
         David M. Johnson                        and Chief Financial Officer


         /s/ Jon F. Danski                       Executive Vice President and
         Jon F. Danski                           Chief Accounting Officer
                                                 (Principal Accounting Officer)


         /s/ John D. Snodgrass                   Director
         John D. Snodgrass


         /s/ Leonard S. Coleman                  Director
         Leonard S. Coleman


         /s/ Martin L. Edelman                   Director
         Martin L. Edelman


         /s/ Carole G. Hankin                    Director
         Dr. Carole G. Hankin


         /s/ Brian Mulroney                      Director
           The Rt. Hon. Brian Mulroney,
         P.C., LL.D.


         /s/ Robert E. Nederlander               Director
         Robert E. Nederlander


         /s/ Robert W. Pittman                   Director
         Robert W. Pittman




         /s/ E. John Rosenwald, Jr.              Director
         E. John Rosenwald, Jr.



         /s/ Robert P. Rittereiser               Director
         Robert P. Rittereiser


         /s/ Leonard Schutzman                   Director
         Leonard Schutzman



         /s/ Robert F. Smith                     Director
         Robert F. Smith



         /s/ Craig R. Stapleton                  Director
         Craig R. Stapleton

                                  EXHIBIT INDEX

Exhibit
Number                                      Exhibit Description
--------       -----------------------------------------------------------------

  4.1          Amended and Restated Certificate of Incorporation  of the Company
              (incorporated by reference to Exhibit 1.1 to the Company's Registration Statement on Form S-3, No. 333-45227).

  4.2 Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on Form S-8 No. 333-69505).

  5.1 Opinion of Eric J. Bock, Esq. as to the legality of the shares being issued (including consent).

  23.1 Consent of Deloitte & Touche LLP relating to the financial statements of Cendant Corporation.

  23.2 Consent of KPMG LLP relating to the financial statements of PHH Corporation.

  23.3        Consent of Eric J. Bock, Esq. (included in Exhibit 5.1).

  24.1 Powers of Attorney of certain officers and directors of the Company (included on the signature page of this Registration Statement).